ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 10, 2000, by and between DCI, Inc., a Kansas corporation (the "Buyer"), KHC of Lenexa, L.L.C., a Kansas limited liability company (the "Seller"), Chris I. Hammond, William D. Cook and Larry C. Klusman (collectively, the "Members").

                                    RECITALS

      WHEREAS, pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated January 10, 2000, entered into by and among Buyer, Airport Systems International, Inc. ("ASII"), Chris I. Hammond, William D. Cook and Larry C. Klusman, ASII purchased all of the issued and outstanding stock of Buyer and Buyer became a wholly-owned subsidiary of ASII.

      WHEREAS, the Members own all of the membership interests in the Seller.

      WHEREAS, the Seller has a leasehold interest in that certain real estate (together with all improvements appurtenant thereto) located at 15301 West 109th Street, Lenexa, Kansas (the "Real Property") that is used by Buyer in the operation of its business.

      WHEREAS, the Seller wishes to sell, transfer, assign, convey and deliver its interest in the Real Property and certain other assets of Seller to Buyer, and Buyer wishes to purchase, acquire and accept the interest of Seller in the Real Property and the other assets in exchange for the consideration and the assumption of certain of the Seller's liabilities as set forth below, subject to the terms and conditions set forth in this Agreement from the Seller.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   PURCHASE OF THE REAL PROPERTY; PURCHASE PRICE; CLOSING

     1.1. PURCHASE OF INTEREST IN THE REAL PROPERTY. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.4 below) the Seller agrees to sell, transfer, assign, convey and deliver to the Buyer, and the Buyer agrees to purchase, acquire and accept from the Seller, free and clear of all liens and encumbrances other than those expressly permitted, all of Seller's right, title and interest in all of the assets, tangible and intangible, owned or leased by Seller, including without limitation, the following properties, assets, rights and interests (collectively referred to as the "Assets"):

          (a) the Real Property and all structures, fixtures and other improvements located thereon or that are actually or constructively attached thereto, and all modifications, additions, restorations or replacements of the whole or any part thereof (the "Improvements"); and

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          (b) cash and any securities associated with the $2,570,000 City of
     Lenexa, Kansas Variable Rate Demand Industrial Development Revenue Bonds (DCI Project) Series 1998 (the "IRBs") and held pursuant to the Trust Indenture between the City of Lenexa, Kansas and UMB Bank, N.A. as Trustee, the Lease between the City of Lenexa, Kansas and KHC of Lenexa, L.L.C. (the "Lease"), the Sublease between KHC of Lenexa, L.L.C. and DCI, Inc. (the "Sublease"), the Guaranty Agreement between DCI, Inc. and UMB Bank, N.A., the Placement Agreement by and among the City of Lenexa, Kansas, NationsBank, N.A., KHC of Lenexa, L.L.C., and DCI, Inc., the Letter of Credit and Reimbursement Agreement by and among KHC of Lenexa, L.L.C., DCI, Inc. and NationsBank, N.A. (the "Reimbursement Agreement"), the Remarketing and Interest Services Agreement by and among KHC of Lenexa, L.L.C., DCI, Inc., the City of Lenexa, Kansas and NationsBank, N.A., the Continuing and Unconditional Guaranty by and among NationsBank, N.A. (as the Guaranteed Party), KHC of Lenexa, L.L.C. and DCI, Inc. (as Borrowers) and Chris I. and Kathryn D. Hammond, William D. and Nancy M. Cook, and Larry C. and Mary E. Klusman (as Guarantors), the Warranty Deed between KHC of Lenexa, L.L.C. and the City of Lenexa, Kansas, the Memorandum of Lease between the City of Lenexa, Kansas and KHC of Lenexa, L.L.C., the Assignment of Lease between the City of Lenexa, Kansas and KHC of Lenexa, L.L.C., the Leasehold Mortgage and Security Agreement between KHC of Lenexa, L.L.C. and NationsBank, N.A. (the "Leasehold Mortgage"), and the Tenant Estoppel executed by DCI, Inc., each dated as of September 1, 1998 (collectively, the "IRB Documents"); and

          (c) any equipment or other personal property purchased by Seller with the proceeds of the IRBs, all to be delivered to Buyer at the Closing (as defined below).

     1.2. ASSUMPTION OF LIABILITIES.

          (a) Except as described in paragraph (b) below, Buyer shall assume no liabilities, obligations, commitments, fixed or contingent of Seller. The Seller shall remain unconditionally liable for all obligations, liabilities and commitments of the Seller other than the IRB Obligations (as defined below).

          (b) Buyer shall assume those certain liabilities and obligations related to the IRB that are set forth in the IRB Documents and related to the period on and after the Closing Date (the "IRB Obligations") pursuant to documents mutually acceptable to Buyer and Seller, which shall include a complete release of all of the Members from any guarantees or other obligations related to the IRB Obligations.

     1.3. PURCHASE PRICE. The consideration to be paid for the Assets shall be $1,290,000 (the "Purchase Price"). Buyer shall pay to the Seller such amount on the Closing Date by wire transfer to an account designated by the Seller.

     1.4. CLOSING. The Closing shall take place at the offices of Blackwell Sanders Peper Martin LLP, 2300 Main Street, Suite 1100, Kansas City, Missouri 64108 at 10:00 a.m., central time, on February 4, 2000, or at such other place, time or date as may be mutually agreed upon in writing by the parties (such date and time being referred to herein as the "Closing Date").


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

     1.5. ALLOCATION OF PURCHASE PRICE AND IRB OBLIGATIONS. The aggregate amount of the Purchase Price and the IRB Obligations shall be allocated among the Assets in a manner mutually acceptable to the parties and as set forth on
SCHEDULE 1.5 attached hereto.

     1.6. TRANSFER. Buyer shall be entitled to immediate possession of, and to exercise all rights arising under, the Assets from and after the Closing Date. Except as provided hereby, all profits, losses, liabilities, claims or injuries arising before such transfer shall be solely to the benefit or the risk of Seller. All such matters arising after transfer shall be solely for the benefit or risk of the Buyer. The risk of loss or damage by fire, storm, flood, theft or other casualty or cause shall be in all respects upon Seller prior to such transfer and upon the Buyer thereafter.

     1.7. PRORATION OF TAXES. Seller will pay all taxes, general and special, and all special assessments against the Real Property and the Assets that are due and have accrued as of the Closing Date, and Buyer will assume all of such taxes and assessments, and installments of unpaid special assessments becoming due and accruing thereafter, except that all general real estate taxes and installments of special assessments (exclusive of rebates and penalties) becoming due and accruing in the current year will be pro-rated, on the basis of the current tax year, as of the Closing Date. If the amount of current general real estate taxes and installments of special assessments is not then ascertainable, the adjustment thereof will be on the basis of the amount of the most recent ascertainable assessments and tax rates.

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Buyer as follows:

     2.1. CAPACITY OF THE SELLER. Seller is a limited liability company duly organized and duly qualified to do business and in good standing under the laws of Kansas. The Seller has all requisite power and authority to own, lease and otherwise to hold and operate the Assets, to carry its business as now conducted and to enter into this Agreement, the agreements and instruments referred to herein and the transactions contemplated hereby.

      2.2. AUTHORIZATION. The execution and delivery of this Agreement by the Seller, and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     2.3. CONSENTS. To the best of Seller's knowledge, SCHEDULE 2.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Seller of the transactions contemplated by this Agreement. Except for any such consents or approvals or any consent, action or filing required solely because of the Buyer's participation in the transactions contemplated hereby, the execution, delivery and performance of this Agreement by the Seller does not require any


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

consent from, action by or in respect of, or filing with, any court, arbitrator or any local, state, federal or foreign governmental or regulatory authority, body or agency or the staff thereof (collectively, "Governmental Authority").

     2.4. NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance by the Seller of the transactions contemplated herein will (i) violate the provisions of the Articles of Organization or the Operating Agreement of the Seller; (ii) violate or constitute a default, or require notice and/or consent, under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument required to be set forth to which the Seller is a party, or any order, judgment or ruling of any court, arbitrator or Governmental Authority under which any property of the Seller is bound; (iii) result in the creation of any lien, pledge, mortgage, security interest, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, or any encumbrance (collectively, "Liens") upon the Assets; or (iv) violate any provision of any foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judicial decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law (collectively, "Laws") applicable to Seller, or the Assets.

     2.5. LITIGATION. The Seller is not a party and none of the Assets are subject to any litigation, suit, action, investigation or proceeding pending or threatened before any court, Governmental Authority or arbitrator relating to or affecting the Assets or the business or condition (financial or otherwise) of the Seller nor, to the best of Seller's knowledge, is there any investigation relating thereto. There is no lawsuit or legal, administrative or regulatory proceeding or investigation pending or threatened against the Seller challenging the legality of this Agreement or the transactions contemplated hereby. The Seller is not in violation of or in default with respect to any judgment, order, with injunction or decree of any court, administrative agency or Governmental Authority.

     2.6. BROKER'S OR FINDER'S FEES. The Seller has not authorized any person to act as a broker, a finder or in any similar capacity in connection with the transactions contemplated by this Agreement.

     2.7. ASSETS. Except for the Real Property, which is leased by Seller pursuant to the IRB Documents, Seller is the sole and exclusive legal and equitable owner of, and has good and marketable title to the Assets free and clear of any encumbrance. To the best knowledge of Seller, the Real Property and the Improvements are in good condition and repair, are free from material defect, are adequate and sufficient for use as the principal place of business for the business operations currently conducted by Buyer, and are in compliance with applicable Laws and industry standards. No portion of the Real Property or the Improvements are the subject of, or affected by, any condemnation or eminent domain proceedings currently instituted or pending and so far as Seller reasonably knows, no such proceedings are threatened. To the best knowledge of Seller, the electrical, plumbing, heating and air conditioning, mechanical, and other systems in the Improvements are in good condition and working order and are adequate in quantity and quality for all requirements of the Improvements. All Improvements to the Real Property lie entirely within the boundaries of the Real Property, and no structure of any kind encroaches the Real Property. The Seller represents and warrants that:


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

               (i) to the best knowledge of Seller, the Real Property and the Improvements have direct and unobstructed access (A) to all utilities necessary for the uses to which the Real Property and the Improvements are presently devoted by Seller through easements or rights of way, and (B) to a public street for vehicular and pedestrian access;

               (ii) the Real Property and the Improvements are not subject to any covenant or other restriction preventing or limiting Seller's right to convey its right, title, and interest therein (including the leasing thereof to Buyer or the assignment of leases pertaining thereto), other than the covenants or restrictions set forth in the Lease;

               (iii) the Assets other than the Real Property are not subject to any covenant or other restriction preventing or limiting Seller's right to convey its right, title, and interest therein (including the leasing thereof to Buyer or the assignment of leases pertaining thereto), other than such covenants or restrictions set forth in the Reimbursement Agreement, the Leasehold Mortgage, and the Lease;

               (iv) the Assets are not subject to any covenant or other restriction preventing or limiting Seller's right to use such Real Property and/or the Improvements for the various purposes for which they are currently being used;

               (v) to the Seller's knowledge, there are no special assessments, fees or charges (including any "impact fees" or charges in the nature thereof) of any kind or nature whatsoever levied or assessed or pending or contemplated against the Assets by any Governmental Authority having jurisdiction of the Assets;

               (vi) Seller is not a "foreign corporation," "foreign partnership" or "foreign estate" as those terms are defined in the Internal Revenue Code of 1986, as amended, and that Seller will furnish to Buyer such further assurances with respect to this representation and warranty as Buyer shall reasonably request;

               (vii) Other than the Lease, Seller has no interest as lessor or lessee in leases of or for all or any portion of the Real Property or the Improvements;

               (viii) it has received no written notice that the Real Property and the Improvements are not in conformance in all material respects with all zoning and other laws and codes; and

               (ix) with respect to the Real Property, there are no (i) materialman's, mechanic's, carriers', workers', repairmen's and other similar liens or (ii) statutory liens.

     2.8. UTILITIES. The Real Property and the Improvements are serviced by adequate sewer, electric, communications, and water systems and all other utilities, and such services shall exist at Closing. Seller has no knowledge of and has not received any notice of curtailment of any utility service supplied to the Real Property or the Improvements.


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

     2.9. FINANCIAL STATEMENTS. The Seller has previously delivered to the Buyer its unaudited balance sheet as of December 31, 1998 (the "Historical Balance Sheet"). The Seller will also use its best efforts to deliver to the Buyer prior to the Closing, an audited balance sheet (combined with the audited information of DCI, Inc.) as of September 30, 1999 (the "Current Balance Sheet") and the related statements of income, retained earnings and changes in financial condition for the three-month period thus ended (the "Current Financial Statements"). The Historical Balance Sheet and the Current Financial Statements to be delivered pursuant to Section 2.9 hereof have been or will be prepared in accordance with generally accepted accounting principles, consistently applied. No material change in the financial condition of the Seller has taken place since the date of the Current Balance Sheet.

     2.10. COMPLIANCE WITH AGREEMENTS AND LAWS. To the best of Seller's knowledge, the Seller has all requisite licenses, permits and certificates, including construction, engineering, environmental, health and safety permits, from federal, state and local authorities necessary to own and operate the Assets (collectively, the "Licenses"). The Licenses are valid and in full force and, to the best of Seller's knowledge, the business of the Seller does not violate and has not violated, and Seller is not currently in violation of, in any material respect, any federal, state, local or foreign laws, regulations, ordinances, or orders including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, building, health, fire, zoning, conservation or corrupt practices, the enforcement of which would have a material and adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Seller. The Seller has not received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance. SCHEDULE 2.10 attached hereto sets forth a true, correct and complete list of all such Licenses, copies of which have previously been delivered by the Seller to the Buyer.

     2.11. LEASES. SCHEDULE 2.11 attached hereto sets forth a true, correct and complete list as of the date hereof of all leases, other than the Lease, to which the Seller is a party. True, correct and complete copies of the leases, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to the Buyer.

     2.12. ENVIRONMENTAL.

          (a) For purposes of this Section:

               (i) "Hazardous Materials" means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is regulated by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is:
          (i) defined as a "pollutant" pursuant to 33 U.S.C. Section 1362(6);
          (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. Section 6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C.
          Section 6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. Section 9601(14); (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C. Section 9601(33); (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.


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

               (ii) "Environmental Laws and Regulations" means all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, health, safety or the environment including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 ET SEQ.;
          (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 1101 ET SEQ.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ.; (v) the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 ET SEQ.;
          (vi) the Solid Waste Disposal Act, 42 U.S.C. Sections 6901 ET SEQ.;
          (vii) the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET seq.; (viii) Laws relating in whole or part to emissions, discharges, releases, or threatened releases of any Hazardous Material; and (ix) Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

          (b) To the best knowledge of Seller, the operations and activities of Seller and any tenant of the Real Property, including maintenance of the Real Property and the Improvements, have complied, and until the Closing Date will comply, in all respects, with all Environmental Laws and Regulations.

          (c) To the best knowledge of Seller, there is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or threatened against the Seller relating in any way to any Environmental Laws and Regulations.

          (d) The Seller has not received notice or indication from any Governmental Authority or private or public entity advising it that it is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by or resulting from any business, commercial or industrial activities, operations or processes, including, without limitation, any Hazardous Materials.

          (e) No underground tanks, piping or subsurface structures of any type exist or have existed on the Real Property.

     2.13. ABSENCE OF UNDISCLOSED LIABILITIES. Seller has advised Buyer in writing of any material liability against Seller and relating to the Assets, including any contingent liability, of which it has knowledge and that is not reflected in the Current Financial Statements. For purposes of this Section 2.13, "material" means any liability for an amount in excess of $25,000.
SCHEDULE 2.13 sets forth a list of such liabilities.

     2.14. REPORTS AND RECORDS. To the best knowledge of Seller, all returns, reports and statements relating to the Assets currently required to be filed by Seller with any Governmental Authority have been filed and are true, correct and complete in all material respects. All such reports, returns and statements shall continue to be filed on a current basis until the Closing Date,


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

and will be true, correct, and complete in all material respects. All logs and business records of every type and nature relating to the Assets, have been maintained in all material respects as required by applicable laws, rules and regulations.

     2.15. TAXES. The Seller has timely filed or will file all income tax returns and all real and personal property tax returns required to have been or to be filed, and the Seller has paid all taxes, assessments, penalties and deficiencies of Seller and all amounts due any Governmental Authority to the extent that such taxes, assessments and amounts have become due. The Seller is current in the payment of all income, franchise, real estate, sales, use and withholding taxes and other employee benefits, taxes or imposts. No deficiencies have been asserted or assessed against Seller as a result of any audit by the Internal Revenue Service or any state or local taxing authority and to the best of Seller's knowledge no such deficiency or audit has been proposed or threatened against Seller.

     2.16. INSURANCE. SCHEDULE 2.16 includes an accurate and complete list of all material policies of title, property, fire, casualty, liability and other forms of insurance of any kind relating to the Assets, including policy numbers, policy periods, policy limits, and retention or deductible amounts, and, to the knowledge of Seller, any pending claims thereunder. All such policies: (i) are in full force and effect; (ii) are sufficient for compliance in all material respects by Seller with all requirements of law and of all agreements to which Seller is a party; (iii) are valid and enforceable policies; and (iv) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide customary insurance coverage for the Assets.

     2.17. TITLE INSURANCE. As soon as possible but no later than five (5) business days after the date of this Agreement, Seller shall deliver to Buyer, at Seller's expense, a standard ALTA leasehold title insurance commitment in Buyer's name, insuring good, marketable fee simple title in the Real Property (the "Title Commitment") from an underwriter reasonably acceptable to Buyer (the "Title Company"). If the Title Commitment shall reflect that Seller's interest is not good, marketable and insurable, or shows any restrictions, covenants, easements, agreements or encroachments unrelated to the IRB Obligations and that are not acceptable to Buyer in its reasonable discretion, Buyer shall so notify Seller within five (5) days of receipt of the Title Commitment and legible copies of all exception documents and the Survey (as defined below). Seller shall, at Seller's expense, cure any defects objected to by Buyer no later than three (3) business days prior to the Closing. If such defects are not cured, Buyer shall have the option to (a) agree to the Closing and accept title in its existing condition, or (b) terminate this Agreement. As of the Closing, Seller shall cause the Title Company to issue a title insurance policy at Seller's expense in the amount of the Purchase Price (the "Title Insurance Policy") which is satisfactory to Buyer and reflects the absence of any encumbrance or exception objected to by Buyer, unless waived by Buyer, and including such endorsements as Buyer may reasonably require and for which Buyer shall be obligated to pay.

     2.18. SURVEY. Seller shall provide to Buyer all surveys in its possession relating to the Real Property. Seller shall have the right to obtain a survey of the Real Property, prepared according to the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, amended 1997, ("Minimum Standards"), meeting the accuracy requirements of an Urban Survey and containing such other matters and certifications as are required by the Title Company to


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

issue the Title Insurance Policy (the "Survey"). If the Survey discloses matters objectionable to Buyer, Buyer will by written notice to Seller, within five (5) days after Buyer and Buyer's counsel receive copies of the Survey, advise Seller of Buyer's objections to the Survey. Seller may remedy, at Seller's expense, any matters to which Buyer reasonably objects.

     2.19. INDUSTRIAL REVENUE BOND DOCUMENTS. True, correct and complete copies of the IRB Documents, including the Lease, have previously been delivered by the Seller to the Buyer. Such documents are in full force and effect, are binding and enforceable against the Seller in accordance with their terms and have not been modified or amended since the date of delivery to Buyer. To the best knowledge of Seller, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in the IRB Documents, nor has there occurred any event which, with the passage of time or giving of notice or both, would constitute such a breach of material default.

     2.20. SECURITIES MATTERS. The Members have had an opportunity to make inquiries concerning the business affairs and financial condition of the Buyer and ASII. The Members have been given the opportunity to ask questions of and receive answers from the officers and directors of the Buyer and ASII concerning the business and financial condition of the Buyer and ASII and to obtain such additional information as the Members deem necessary. Each of the Members is acquiring the ASII shares for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended or other applicable securities laws. None of the Members have any present intent of distributing or selling to any other person any of the ASII shares.

     2.21. MEMBER APPROVAL. The Members have and hereby again consent to the disposition of the Assets as required by the provisions of Article 5, Section 3(a) of the Seller's Operating Agreement.

     3.   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     3.1. CAPACITY OF BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Kansas and has all requisite power and authority (corporate or otherwise) to enter into and perform the terms of this Agreement and the agreements and instruments to be executed by Buyer hereunder and to carry out the transactions contemplated hereby.

     3.2. AUTHORIZATION. The execution and delivery of this Agreement by the Buyer, and the agreements to be executed by Buyer and/or Buyer's shareholder hereunder and to be delivered by Buyer at Closing, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action of Buyer (none of which actions or approval has been modified or rescinded and all of which actions and approval are in full force and effect). This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms subject to applicable bankruptcy, insolvency or other

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

similar laws relating to or affecting enforcement of creditors' rights generally and to general principles of equity. Except for those already obtained, no consents or approvals of any third party are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

     3.3. NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by the Buyer will (i) violate or conflict with any of the provisions of the organizational documents of the Buyer; (ii) violate or constitute a default, or require notice and/or consent, under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument to which the Buyer is a party, or any order, judgment or ruling of any Governmental Authority under which any of its property is bound; (iii) require any consent, approval, filing or notice under any provision of law, statute, rule or regulation, applicable to the Buyer; or
(iv) violate the provisions of any law, rule or regulation applicable to the Buyer.

     3.4. BROKER'S OR FINDER'S FEES. Any fees or expenses incurred by the Buyer or any of its affiliates payable with respect to any person for acting as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement shall be the sole responsibility of the Buyer.

     3.5. LITIGATION. There is no lawsuit or legal, administrative or regulatory proceeding or investigation pending or, to the best knowledge of the Buyer, threatened against the Buyer challenging the legality of this Agreement or the transactions contemplated hereby.

     3.6. CAPITALIZATION OF ASII. On the date hereof, the authorized capital stock of ASII consists of 5,000,000 shares of Common Stock, $0.01 par value ("Common Stock"). All of the outstanding shares of capital stock of ASII have been duly and validly issued and are fully paid and non-assessable.

     4.   ACCESS TO INFORMATION; PUBLIC ANNOUNCEMENTS

     4.1. ACCESS TO MANAGEMENT, PROPERTIES AND RECORDS.

          (a) From the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, books and records of the Seller so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, and affairs of the Seller, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall furnish to the Buyer such information as to the Seller as the Buyer shall reasonably request.

          (b) From the date of this Agreement, Seller hereby grants to Buyer the right to enter and inspect the Real Property and the Improvements. In order to complete such investigation, Buyer or its designated consultant shall have the right but not the obligation at Buyer's sole expense: (1) to conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about the Real Property, in a manner consistent with good engineering practice; (2) to inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to Hazardous Materials or other environmental conditions; and (3) to inspect all buildings and equipment at the Real Property for asbestos-containing materials or other Hazardous Materials. Buyer agrees to conduct such investigations in a manner designed to minimize the disruption to Seller's business activities, and Seller agrees to permit Buyer reasonable access to all portions of the Real Property and the Improvements at reasonable times to be mutually agreed upon. Buyer shall have the unilateral right, in its sole discretion, to terminate its obligations under this Agreement without penalty on or before the completion of the investigation if the investigation reveals any material condition, contamination or pollution existing or resulting from the operation or possession of the Real Property or the Improvements or the conduct of any business or operations thereon that have given or are likely to give rise to an unsatisfied on-site or off-site response, removal, closure or remedial obligations under any of the Environmental Laws or have had or are likely to have a material adverse effect upon Buyer's intended use of the Real Property or the Improvements. Buyer agrees, and Buyer shall cause its agents to agree, to keep and hold confidential any and all reports, summaries, studies or results that are the product of such investigations, and not to disclose such reports without the written consent of Seller or unless required to do so by applicable law.

          (c) The Seller shall authorize the release to the Buyer of all files pertaining to the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities. The Seller's authorization shall specifically waive all previous claims of privilege or other restrictions, and in any case where a release by a present or former employee of the Seller is necessary, the Seller shall exercise their best efforts to obtain such a release.

     4.2. CONFIDENTIALITY.

          (a) The existence and terms of the transaction contemplated hereby and any information furnished by the Seller, Buyer or ASII to the other party or parties in connection therewith ("Confidential Information") shall be kept confidential by the receiving party and shall not be disclosed to any third party except as set forth in subsection (b) below; provided, however, that Confidential Information shall not include (i) information known to the receiving party when received or (ii) information that becomes generally available to the general public other than as a result of a disclosure by the receiving party or parties or any of its or their representatives in violation of this Agreement.

          (b) Confidential Information may be disclosed (i) to the respective directors, officers, employees, attorneys, accountants or financial advisors of the receiving party or parties who need to know such information for the purpose of consummating the transaction contemplated by this Agreement (it being understood that such representatives of a receiving party or parties shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially and in accordance with this Agreement), (ii) with the written consent of the disclosing party or parties, and (iii) as required by law pursuant to the terms of a subpoena, order, civil investigative demand, or similar process issued by a court of competent jurisdiction or by any governmental or regulatory body or agency.

          (c) In the event that the transaction contemplated by this Agreement is not consummated, each party agrees to return all physical manifestations of the Confidential Information in its possession to the party or parties furnishing such Confidential Information (including, to the extent reasonably practicable, all copies, extracts, or other reproductions thereof) and neither party or parties shall at any time thereafter, directly or indirectly, disclose to third parties or use any Confidential Information of the other party or parties.

     4.3. PUBLIC ANNOUNCEMENTS. The parties agree that, prior to the Closing Date, any and all general public pronouncements of this Agreement or any of the transactions contemplated herein, shall be subject to the mutual agreement of the Seller and the Buyer; provided, however, that the Buyer and/or ASII, without prior consultation with the Seller, shall be entitled to file any and all public documents and make any and all public disclosures as may be required of it under applicable securities laws.

     5.   PRE-CLOSING COVENANTS OF THE SELLER AND THE COMPANY

     From and after the date hereof and until the Closing Date:

     5.1. CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement, until the Closing, the Seller shall operate the Assets only in the ordinary course consistent with past practices, and pending the Closing, the Seller shall use its best efforts to preserve the Assets and comply with all terms, and discharge all of its obligations under, the IRB Documents.

     5.2. ABSENCE OF MATERIAL CHANGES. Without limiting the generality of the covenants in Section 5.1, and without the prior written consent of the Buyer, the Seller shall not:

          (a) take any action to amend its charter documents or operating agreement;

          (b) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business and any of the IRB Documents;

          (c) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets;

          (d) sell, assign, or transfer any of its Assets;

          (e) cancel any debts or claims, except in the ordinary course of business;

          (f) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

          (g) waive any rights of material value or any of the IRB Documents;

          (h) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount or any of the IRB Documents;

          (i) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or the Assets are bound;

          (j) fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary and regular course of business, and maintain in good repair the Assets;

          (k) enter into any lease, contract, agreement or understanding;

          (l) incur any capital expenditure in excess of $2,500 in any instance or $5,000 in the aggregate; or

          (m) commit or agree to do any of the foregoing in the future.

     5.3. COMPLIANCE WITH LAWS. The Seller will comply with all laws and regulations applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

     5.4. CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES. The Seller will not take any actions which would result in any of the representations or warranties set forth in Sections 2 hereof being untrue.

     5.5. CONTINUING OBLIGATION TO INFORM. From time to time prior to the Closing, the Seller will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof rendering any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date; PROVIDED, that none of such supplemental information shall constitute an amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto.

     5.6. EXCLUSIVE DEALING. The Seller will not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to an acquisition or purchase of all or a material portion of the assets of or an equity interest in the Seller or any merger, consolidation or business combination with the Seller, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Seller agrees to promptly notify the Buyer of any such proposal or offer, or any inquiry or contact with respect thereto received by the Seller.

     5.7. REPORTS, TAXES. The Seller will duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon them or any of its properties (unless contesting such in good faith and adequate provision has been made therefor).

     5.8. NO SECURITIES TRADING. Seller acknowledges that ASII is a publicly held company and that either (i) the improper dissemination of information concerning this Agreement and the transactions contemplated herein, or (ii) the trading in ASII's stock by any party to the Agreement or by any party receiving information concerning the Agreement or the transactions contemplated herein from any party to this Agreement prior to the proper public release or announcement of the Agreement could result in a violation of the Securities Exchange Commission's insider trading regulations. Seller agrees to refrain from disseminating such information or engaging in such trading without the prior written consent of ASII.

     6.   CONDITIONS TO OBLIGATION TO CLOSE

     6.1. OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions at or prior to Closing:

          (a) CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE BUYER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Seller in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Buyer. The Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (b) GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the ownership, lease, or occupancy of the Assets by the Buyer shall have consented to, authorized, permitted or approved such transactions.

          (c) CONSENT OF OTHER THIRD PARTIES. The Seller and the Company shall have received all requisite consents and approvals of all third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on SCHEDULE 2.3 attached hereto.

          (d) ADVERSE PROCEEDINGS. No action or proceeding by or before any court, administrative agency or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Assets or to own or operate the business of the Seller after the Closing.

          (e) OPINION OF COUNSEL. The Buyer shall have received an opinion of counsel to the Seller dated as of the Closing Date, in substantially the form attached hereto as Exhibit A, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

          (f) APPROVAL. The Board of Directors and the shareholder of Buyer shall have approved this Agreement and the transactions contemplated hereby.

          (g) DUE DILIGENCE. The Buyer shall have been satisfied, in its sole and reasonable opinion, with the results of its investigation of the Seller. Buyer's due diligence investigation shall in no way limit Seller's representations, warranties and agreements contained in this Agreement.

          (h) TITLE INSURANCE POLICY. The Title Company shall be prepared to issue the Title Insurance Policy, and the Title Insurance Policy shall be satisfactory to Buyer.

          (i) SURVEY. Seller shall have delivered the existing Survey to Buyer.

          (j) ASSETS. At the Closing, the Buyer shall receive good, clear, record and marketable title to the Assets other than the Real Property, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever, except as may be set forth in the IRB Documents.

          (k) IRB ASSUMPTION. The Buyer shall have received written consent and confirmation of the Buyer's ability to assume the IRB Obligations (without any increase therein) and to perform the transactions required by the IRB Documents.

          (l) FINANCING. Buyer and ASII shall have obtained, on terms acceptable to Buyer and ASII in their sole discretion, financing for the transactions contemplated herein and for the transactions contemplated by the Stock Purchase Agreement.

     6.2. OBLIGATIONS OF THE SELLER. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to Closing:

          (a) CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE BUYER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller. The Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (b) CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

          (c) GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

          (d) ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets.

          (e) PRIOR TRANSACTION. Prior consummation of the transactions contemplated by the Stock Purchase Agreement.

          (f) RELEASE FROM GUARANTEES. The Members shall have received a release from all guarantees relating to obligations of the Seller.

     6.3. CLOSING DELIVERIES OF SELLER. At the Closing, the Seller shall deliver or cause to be delivered to Buyer each of the following items:

          (a) a bill of sale substantially in the form attached hereto as Exhibit B;

          (b) certificates of the Secretary of the Seller attesting to the incumbency of the Seller's officers, respectively and the authenticity of all of Seller's Members and resolutions necessary or appropriate to authorize the transactions contemplated by the Agreement;

          (c) cross receipt executed by Seller;

          (d) a certificate of Seller stating that its representations and warranties in this Agreement are true and correct as of the Closing Date.

          (e) the Title Insurance Policy;

          (f) duly executed IRB Documents and such other related documents representing and effectuating the transfer of certain rights, interests and obligations associated with the IRBs from Seller to Buyer; and

          (g) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in this
     Section 6 as the Buyer shall reasonably request.

     6.4. CLOSING DELIVERIES OF THE BUYER. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller each of the following items:

          (a) payment of the Purchase Price payable at Closing;

          (b) cross receipt executed by the Buyer;

          (c) duly executed IRB Documents and such other related documents representing and effectuating the transfer of certain rights, interests and obligations associated with the IRBs from Seller to Buyer;

          (d) a certificate of Buyer stating that its representations and warranties in this Agreement are true and correct as of the Closing Date; and

          (e) a release to each of the Members from all guarantees relating to obligations of the Seller.

     7. TERMINATION OF AGREEMENT

     7.1. TERMINATION BY LAPSE OF TIME. This Agreement shall terminate at 5:00 p.m. Central Standard time on March 1, 2000 if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all of the parties hereto.

     7.2. TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement, and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

     7.3. TERMINATION BY REASON OF BREACH. This Agreement may be terminated by the Seller, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Seller or the failure of the Seller to perform any condition or obligation hereunder.

     8.   ACTIONS AFTER THE CLOSING DATE

     8.1. FURTHER ASSURANCES. In addition to the obligations elsewhere provided in this Agreement, each of the Buyer and the Seller shall cooperate with the other, shall execute and deliver, or cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and shall take all other actions as the other may reasonably request from time to time in order to effectuate the provisions and purposes of this Agreement, consistent with the terms of this Agreement.

     9.   GENERAL SURVIVAL AND INDEMNIFICATION

     9.1. SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties in this Agreement, excluding those listed in the next sentence, shall survive the Closing for a period of one (1) year. The representations and warranties of Section 2.12 made by Seller shall survive the Closing for a period of five (5) years.

     9.2. INDEMNIFICATION BY THE SELLER. The Seller and its Members shall be jointly and severally responsible to assume the defense of, and indemnify and hold the Buyer, its affiliates and their directors, officers and employees (collectively, the "Buyer Group") harmless from, any and all losses, damages, costs and expenses (including, without limitation, court costs and reasonable outside attorneys' and accountants' fees) (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by any member of the Buyer Group that relate to, or arise out of or in connection with (i) any breach of any representation or warranty made by the Seller contained in this Agreement;
(ii) a breach of any other covenant or agreement by the Seller contained in this Agreement; or (iii) any liability against the Buyer or the Assets arising as a result of events occurring or circumstances existing prior to the Closing Date.

     9.3. INDEMNIFICATION BY THE BUYER. The Buyer shall be responsible to assume the defense of, and indemnify and hold the Seller, its affiliates and the Members, officers and employees (collectively, the "Seller Group") harmless from, any and all losses, damages, costs and expenses (including, without limitation, court costs and reasonable outside attorneys' and accountants' fees) (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by any member of the Seller Group that relate to, or arise out of or in connection with (i) any breach of any representation or warranty made by the Buyer contained in this Agreement; (ii) a breach of any other covenant or agreement by the Buyer contained in this Agreement; (iii) any liability against the Seller Group or the Assets arising as a result of events occurring or circumstances existing after the Closing Date.

     9.4. CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under this Section 9, the Buyer or the Seller, as the case may be, seeking indemnification (the "Indemnified Party"), shall promptly notify the other party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.5 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Section 9.5.

     9.5. DEFENSE BY THE INDEMNIFYING PARTY. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnified Party shall thereafter be entitled to participate in and assume control of the defense of any such action if the Indemnified Party has a reasonable basis for concluding that its interests would be better served. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party or the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

     10. GENERAL PROVISIONS

     10.1. EXPENSES. All fees, commissions and other expenses incurred by the Buyer or the Seller in connection with the negotiation of this Agreement and in preparing to consummate the transactions contemplated hereby, including the fees and expenses of their respective counsel and other advisors, shall be borne by the party incurring such fee, commission or expense.

     10.2. EXECUTION IN COUNTERPARTS; BINDING EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

     10.3. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas, without reference to principles of conflicts or choice of law.

     10.4. NOTICES. Any other notices or other communications required or permitted under this Agreement, shall be given in writing and shall be sufficiently given if delivered personally, sent by facsimile, mailed first class or sent by overnight courier guaranteeing next-day delivery, addressed as follows:

            If to the Buyer:

                  Airport Systems International, Inc.
                  11300 West 89th Street
                  Overland Park, Kansas  66214
                  Facsimile No.:  (913) 452-0870
                  Attention:  Thomas C. Cargin

            with a copy to:

                  Blackwell Sanders Peper Martin LLP
                  Two Pershing Square
                  2300 Main Street, Suite 1000
                  Kansas City, Missouri  64108
                  Telecopier:  (816) 983-8080
                  Attention:  Steven F. Carman, Esq.

            If to the Seller:

                  Mr. Chris Hammond
                  15301 W. 109th Street
                  Lenexa, Kansas  66219
                  Telecopier:  (913) 982-5766

            with a copy to:

                  Mr. James R. Hubbard
                  Norton, Hubbard, Ruzicka & Kramer L.C.
                  130 North Cherry
                  Olathe, Kansas  66051
                  Telecopier:  (913) 782-2012

Notices or communications required or permitted under this Agreement shall be deemed to have been received by the addressee (i) on the date delivered, if delivered personally by facsimile (ii) five days after the date of deposit, if mailed by first class mail (iii) one day after delivery to a courier, if sent by overnight courier guaranteeing next-day delivery or (iv) upon confirmation of transmission, if by facsimile. Any party may change the person or address for service of process upon it or delivery of notices or other communications to it under this Agreement by delivering notice of such change to the other party in accordance with this SECTION 10.4.

     10.5. TITLES AND HEADINGS. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     10.6. SUCCESSORS AND ASSIGNS; BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns; provided, however, that no party shall assign any rights or delegate any of its obligations created under this Agreement without the prior written consent of the other party except that Buyer may assign this Agreement and Buyer's rights and interests hereunder, to a financial lending institution at any time without the consent of the Seller. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     10.7. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and therein, and no representations or warranties have been made in connection with such transactions other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the parties relating to the subject matter of this Agreement.

     10.8. WAIVERS AND AMENDMENTS. The Seller and the Buyer may, but shall not be obligated to, by written notice to each other (a) extend the time for the performance of any of the obligations or other actions of the others; (b) waive any inaccuracies in the representations or warranties of the others contained in this Agreement; (c) waive compliance with any of the covenants of the others created under this Agreement; or (d) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Seller and the Buyer.

     10.9. SEVERABILITY. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.





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



      IN WITNESS WHEREOF, the parties have executed this Agreement, all as of the day and year first above written.

                                    KHC OF LENEXA, L.L.C.


                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________


                                    AIRPORT SYSTEMS INTERNATIONAL, INC.



                                    By:__________________________________
                                        Keith S. Cowan, President


                                    DCI, INC.


                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________


                                    MEMBERS


                                    __________________________________
                                    Chris I. Hammond


                                    __________________________________
                                    William D. Cook


                                    __________________________________
                                    Larry C. Klusman



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